FIRST AMENDMENT TO
LINEAGE, INC. EXECUTIVE SEVERANCE PLAN
PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made and entered into as of December 10, 2024 (the “Effective Date”) by and between Sean Vanderelzen (“Vanderelzen”) and Lineage, Inc., a Maryland corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below).
WHEREAS, Vanderelzen and the Company have entered into that certain Participation Agreement, effective as of July 26, 2024 (the “Participation Agreement”), setting forth the terms and conditions of Vanderelzen’s participation in the Company’s Executive Severance Plan (as may be amended from time to time, the “Plan”);
WHEREAS, the Company and Vanderelzen have agreed that Vanderelzen shall serve as President – Europe and Chief Human Resources Officer of the Company from January 1, 2025 to December 31, 2026 pursuant to that certain International Long-Term Assignment Letter, dated on or about the date hereof, between Vanderelzen and the Company (the “Global Assignment”); and
WHEREAS, in connection with the Global Assignment, Vanderelzen and the Company desire to amend the Participation Agreement.
NOW THEREFORE, Vanderelzen and the Company hereby agree as follows:
1.The Participation Agreement is hereby amended to add the following sentence immediately after the sentence in the Participation Agreement that sets forth the Change in Control Termination Payment Multiple:
“Notwithstanding the foregoing or anything to the contrary in the Plan, in the event that your employment is terminated (i) by the Company or any Subsidiary without Cause (other than by reason of your death or Disability) or (ii) by you for Good Reason, in either case, in connection with the completion of your global assignment as President – Europe and Chief Human Resources Officer of the Company on December 31, 2026 (or such other date as may be agreed to by you and the Company), including by reason of the Company’s failure to continue your employment in your then current position or failure to offer you a position at a level that is at least comparable within the Company’s management structure to your then current position, your Termination Payment Multiple (or Change in Control Termination Payment Multiple, if applicable) shall be two (2.0).”
2.This Amendment shall be and hereby is incorporated into and forms a part of the Participation Agreement.
3.Except as expressly provided herein, all terms and conditions of the Participation Agreement shall remain in full force and effect.

4.This Amendment shall be governed by and construed in according with Section 5.13 (“Governing Law”) of the Plan, and the provisions thereof are hereby incorporated by reference and shall apply to this Amendment as if fully set forth herein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.
COMPANY:
LINEAGE, INC.,
a Maryland corporation

By:_______________________________________
Name: Greg Lehmkuhl
Title: President and Chief Executive Officer

AGREED TO AND ACCEPTED
__________________________________
Name: Sean Vanderelzen
[Signature Page to First Amendment to Lineage, Inc. Executive Severance Plan Participation Agreement]